                                                               SUB-ITEM 77Q1(e)

                            MEMORANDUM OF AGREEMENT
              (AFFILIATED MONEY MARKET FUND ADVISORY FEE WAIVER)

   This Memorandum of Agreement is entered into as of the dates indicated on Exhibit "A" between Invesco Advantage Municipal Income Trust II, Invesco Bond Fund, Invesco California Value Municipal Income Trust, Invesco Dynamic Credit Opportunities Fund, Invesco High Income Trust II, Invesco Municipal Opportunity Trust, Invesco Municipal Trust, Invesco Pennsylvania Value Municipal Income Trust, Invesco Senior Income Trust, Invesco Senior Loan Fund, Invesco Trust for Investment Grade Municipals, Invesco Trust for Investment Grade New York Municipals and Invesco Van Kampen Exchange Fund (each a "Fund" and collectively, the "Funds") and Invesco Advisers, Inc. ("Invesco").

   For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Funds and Invesco agree as follows:

    1. Each Fund and Invesco agree that until the expiration date, if any, of the commitment set forth on the attached Exhibit "A" occurs, as such Exhibit "A" is amended from time to time, Invesco will waive advisory fees payable by an Investing Fund (defined below) in an amount equal to 100% of the net advisory fee Invesco receives on the Uninvested Cash (defined below) from the Affiliated Money Market Fund (defined below) in which the Investing Fund invests (the "Waiver").

         i. Invesco's Fund Accounting Group will calculate, and apply, the Waiver monthly, based upon the average investment of Uninvested Cash made by the Investing Fund during the previous month in an Affiliated Money Market Fund.

         ii. The Waiver will not apply to those investing Funds that do not charge an advisory fee, either due to the terms of their advisory agreement, or as a result of contractual or voluntary fee waivers.

         iii. The Waiver will not apply to cash collateral for securities lending.

         For purposes of the paragraph above, the following terms shall have the following meanings:

         (a) "Affiliated Money Market Fund" - any existing or future fund managed by Invesco or its affiliates that holds itself out as a money market fund and complies with Rule 2a-7 under the Investment Company Act of 1940, as amended;

         (b) "Investing Fund" - any Fund investing Uninvested Cash in an Affiliated Money Market Fund; and

         (b) "Uninvested Cash" - cash available and uninvested by a Fund that may result from a variety of sources, including dividends or interest received on portfolio securities, unsettled securities transactions, strategic reserves, matured investments, proceeds from liquidation of investment securities, dividend payments, or new investor capital.

    2. Neither a Fund nor Invesco may remove or amend the Waiver to a Fund's detriment prior to requesting and receiving the approval of the Fund's Board of Trustee/Managing General Partners to remove or amend such Waiver. Invesco will not have any right to reimbursement of any amount so waived.

   Subject to the foregoing paragraphs, each of the Funds and Invesco agree to review the then-current waivers for each Fund listed on the Exhibit on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Funds and Invesco have agreed to continue them. The Exhibit will be amended to reflect any such agreement.

   Nothing in this Memorandum of Agreement is intended to affect any other memorandum of agreement executed by any Fund or Invesco with respect to any other fee waivers, expense reimbursements and/or expense limitations.

   IN WITNESS WHEREOF, each Fund and Invesco have entered into this Memorandum of Agreement as of the dates indicated on Exhibit "A".

                          INVESCO ADVANTAGE MUNICIPAL INCOME TRUST II
                          INVESCO BOND FUND
                          INVESCO CALIFORNIA VALUE MUNICIPAL INCOME TRUST INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND
                          INVESCO HIGH INCOME TRUST II
                          INVESCO MUNICIPAL OPPORTUNITY TRUST
                          INVESCO MUNICIPAL TRUST
                          INVESCO PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST INVESCO SENIOR INCOME TRUST
                          INVESCO SENIOR LOAN FUND
                          INVESCO TRUST FOR INVESTMENT GRADE MUNICIPALS
                          INVESCO TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS INVESCO VAN KAMPEN EXCHANGE FUND

                          By:     /s/ John M. Zerr
                                  ----------------------------------------------
                          Title:  Senior Vice President

                          INVESCO ADVISERS, INC.

                          By:     /s/ John M. Zerr
                                  ----------------------------------------------
                          Title:  Senior Vice President

                                  EXHIBIT "A"

                  INVESCO ADVANTAGE MUNICIPAL INCOME TRUST II

FUND                                               EFFECTIVE DATE COMMITTED UNTIL
----                                               -------------- ---------------
Invesco Advantage Municipal Income Trust            May 15, 2012   June 30, 2014

                               INVESCO BOND FUND

FUND                                               EFFECTIVE DATE COMMITTED UNTIL
----                                               -------------- ---------------
Invesco Bond Fund                                   May 15, 2012   June 30, 2014

                INVESCO CALIFORNIA VALUE MUNICIPAL INCOME TRUST

FUND                                               EFFECTIVE DATE COMMITTED UNTIL
----                                               -------------- ---------------
Invesco California Value Municipal Income Trust     May 15, 2012   June 30, 2014

                   INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND

FUND                                               EFFECTIVE DATE COMMITTED UNTIL
----                                               -------------- ---------------
Invesco Dynamic Credit Opportunities Fund           May 15, 2012   June 30, 2014

                         INVESCO HIGH INCOME TRUST II

FUND                                               EFFECTIVE DATE COMMITTED UNTIL
----                                               -------------- ---------------
Invesco High Income Trust II                        May 15, 2012   June 30, 2014

                      INVESCO MUNICIPAL OPPORTUNITY TRUST

FUND                                               EFFECTIVE DATE COMMITTED UNTIL
----                                               -------------- ---------------
Invesco Municipal Opportunity Trust                 May 15, 2012   June 30, 2014

                            INVESCO MUNICIPAL TRUST

FUND                                               EFFECTIVE DATE COMMITTED UNTIL
----                                               -------------- ---------------
Invesco Municipal Trust                             May 15, 2012   June 30, 2014

               INVESCO PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST

FUND                                               EFFECTIVE DATE COMMITTED UNTIL
----                                               -------------- ---------------
Invesco Pennsylvania Value Municipal Income Trust   May 15, 2012   June 30, 2014

                          INVESCO SENIOR INCOME TRUST

FUND                                               EFFECTIVE DATE COMMITTED UNTIL
----                                               -------------- ---------------
Invesco Senior Income Trust                         May 15, 2012   June 30, 2014

                           INVESCO SENIOR LOAN FUND

FUND                                               EFFECTIVE DATE COMMITTED UNTIL
----                                               -------------- ---------------
Invesco Senior Loan Fund                            May 15, 2012   June 30, 2014

                 INVESCO TRUST FOR INVESTMENT GRADE MUNICIPALS

FUND                                               EFFECTIVE DATE COMMITTED UNTIL
----                                               -------------- ---------------
Invesco Trust for Investment Grade Municipals       May 15, 2012   June 30, 2014

            INVESCO TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS

FUND                                               EFFECTIVE DATE COMMITTED UNTIL
----                                               -------------- ---------------
Invesco Trust for Investment Grade New York
  Municipals                                        May 15, 2012   June 30, 2014

                       INVESCO VAN KAMPEN EXCHANGE FUND

FUND                                               EFFECTIVE DATE COMMITTED UNTIL
----                                               -------------- ---------------
Invesco Van Kampen Exchange Fund                    May 15, 2012   June 30, 2014

                                      A-2